EXHIBIT 10.4

ASSIGNMENT OF DEVELOPMENT AGREEMENT

As of this, the 16th day of December, 2011, TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company (hereinafter termed “Owner”) whose mailing address is 1900 Main Street, Suite 700, Irvine, California 92614, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns, transfers, conveys and sets over to American National Insurance Company, a Texas insurance company (“Lender”), whose address is One Moody Plaza, Galveston, Texas 77550, Attn: Mortgage and Real Estate Investment Department, and hereby grants to Lender a security interest in, all of Owner’s right, title and interest in and to that certain Constitution Trail Development Agreement (the “Development Agreement”) dated April 17, 2006, executed by and between the Town of Normal, Illinois, a municipal corporation (the “City”) and Constitution Trail, LLC, a Nebraska limited liability company, Maker’s predecessor-in-interest, and all rights, powers, privileges, interests, payments, profits and incomes thereunder.

This Assignment is made as and shall constitute security for any and all indebtedness and liabilities of any kind and nature of Owner to Lender, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, under or related to that loan by Lender to Owner pursuant to a $10,000,000.00 loan evidenced by that certain Promissory Note of even date herewith, made by Owner, payable to the order of Lender, in the original principal amount of $10,000,000.00 (the “Note”) and is secured by a Mortgage, Security Agreement and Financing Statement (the “Mortgage”) of even date herewith from Maker to Noteholder on certain property (the “Mortgaged Property”) in Normal, McLean County, Illinois, as described in Exhibit “A” of the Mortgage and other lien and security documents, all of or about even date herewith (the foregoing indebtedness and liabilities are hereinafter collectively called the “Obligation”).

1. Representations and Warranties. Owner represents, warrants and covenants that:

(a) The Development Agreement, as of the date hereof, is in full force and effect and has not been supplemented, amended, modified, terminated or canceled in any way. To the best of Owner’s knowledge, no breach or default exists under the Development Agreement.

(b) Owner had full power, right and authority to execute and deliver the Development Agreement and has full power, right and authority to execute and deliver this Assignment.

(c) Owner has not conveyed, transferred or assigned the Development Agreement or any of its right, title or interest therein and has not executed any other writing that may prevent Owner from, or limit Lender in, operating under the terms and provisions of this Assignment.

(d) Owner shall make no other assignment of the Development Agreement or of any right or interest therein.

(e) Owner shall perform and observe, in timely fashion, each of its covenants, conditions, obligations and agreements under the Development Agreement in strict accordance with the terms and conditions thereof, and shall cause City to do the same with respect to each of City’s covenants, conditions, obligations and agreements thereunder.

(f) Owner shall not waive, or take any action or execute any agreement that could be interpreted to waive, or in any manner release or discharge City from, any obligation or agreement under or related to the Development Agreement to be performed or observed by City, or permit any nonperformance thereof, but shall, at its sole cost and expense, enforce and secure the performance of all such obligations and agreements to be performed or observed by City.

2. Authorization to Exercise Rights. Owner hereby authorizes Lender, upon default by Owner under this Assignment, the Development Agreement or any writing securing the Obligation, that remains uncured after the expiration of any cure period provided therein, to enforce Owner’s rights under the Development Agreement and to receive all payments and performances from City thereunder. Owner hereby authorizes City to accept this Assignment and authorizes and directs City, upon such default by Owner and election by Lender, to make and render all payments and performances required of City under the terms of the Development Agreement directly to or at the direction of Lender. Owner hereby unconditionally releases and relieves City from any liabilities to Owner that Owner might otherwise assert by reason of City’s making or rendering payments or performances under the Development Agreement to or at the direction of Lender.

3. Power of Attorney. Owner hereby makes, constitutes and appoints Lender and Lender’s successors and assigns, Owner’s true and lawful attorneys in fact, in Owner’s name, place and stead, or otherwise, upon the default (and failure to cure, if applicable) of Owner as described in paragraph (2) above:

(a) To take all actions and to execute, acknowledge, obtain and deliver any and all writings or other items necessary or deemed advisable as a term, condition or provision of the Development Agreement, or in order to exercise any of Owner’s rights or to receive and enforce any performance by City under the Development Agreement.

(b) To give any notices, instructions or other communications to City or to any other person or entity in connection with the Development Agreement.

(c) To demand and receive all payments and performances due under or with respect to the Development Agreement and to take all lawful steps to enforce such payments and performances and to compromise and settle any claim or cause of action in Owner arising from or related to the Development Agreement and give acquittances and other discharges relating thereto.

(d) To file any claim or proceeding, or to take any other action, in the name of Lender, its successors and assigns, Owner, or otherwise, to enforce any performance due under or related to the Development Agreement or protect and preserve the right, title and interest of Lender hereunder.

The power of attorney given herein is a power coupled with an interest and shall be irrevocable and unaffected by the disability of the principal so long as any part of the Obligation remains unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.

4. Amendments. No change, amendment or modification shall be made to the Development Agreement or to the instructions of Owner contained herein without the prior written approval of Lender.

5. Notification of Breach or Default by City. Owner shall promptly notify Lender of any default under or breach of the Development Agreement or of any failure of performance or other condition that, with the giving of notice or the passage of time, or both, could become a default or breach by City of or under the Development Agreement.

6. Notification of Breach or Default by Owner. Owner shall, immediately upon receipt, deliver or mail directly to Lender, at the address set forth above, a true, exact and full copy of any and all notices of default or breach and any and all other communications respecting a default or breach, alleged default or breach, failure of performance or other condition or occurrence that, with the passage of time or the giving of additional notice, or both, could become a default or breach by Owner of or under the Development Agreement, or otherwise relating to Owner’s compliance with its obligations under the Development Agreement.

7. No Assumption of Liability. Lender shall not be subject to any obligation or liability under the Development Agreement, including any obligation to perform any of the agreements made by Owner therein; all such obligations and liabilities shall remain with Owner as though this Assignment had not been made.

8. Appearance and Defense in Action or Proceeding. Lender shall have the right at any time to appear in and defend and be represented by counsel of its own choice in any action or proceeding purporting to affect Owner’s rights under the Development Agreement.

9. Indemnification. Owner shall indemnify Lender and hold Lender harmless from any and all damages and losses arising as a result of or related to the Development Agreement, this Assignment or the exercise by Lender of any of its rights under this Assignment or the Development Agreement, including any judgment, amounts paid in settlement, and all costs and expenses, including reasonable attorneys’ fees, incurred in defending or settling any action, suit or proceeding in connection with the foregoing.

10. Additions to Secured Obligation. All sums advanced or paid by Lender under the terms hereof, all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including reasonable attorneys’ fees, and all other amounts due Lender from Owner in connection with this Assignment shall be added to the Obligation, shall be secured by all security documents securing the Obligation, shall bear interest at the Default Rate provided in the Note until paid, shall be due and payable by Owner to Lender immediately upon demand, and shall be guaranteed by any guarantees relating to all or any portion of the Obligation.

11. No Release. Neither the execution and delivery of this Assignment nor any failure on the part of City to comply with, honor and perform in accordance with the Development Agreement shall affect the liability of any party to pay and perform the Obligation. The taking of this Assignment by Lender shall not effect the release of any other collateral now or hereafter held by Lender as security for the Obligation, nor shall the taking of additional security for the Obligation hereafter effect a release or termination of this Assignment or any of the terms or provisions hereof.

12. Further Writings and Acts. Owner, upon the request of Lender, shall execute and deliver such further writings, including financing statements, and take such further actions as may be reasonably necessary to carry out the intent of this Assignment and to perfect and preserve the rights, interests and priority of Lender hereunder.

13. Time of the Essence; Successors and Assigns. Time is of the essence hereof. This Assignment shall be binding upon Owner and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns; this Assignment, however, is not intended to confer any rights or remedies upon any person other than the parties hereto and their successors and assigns.

14. Costs and Expenses of Lender. Owner shall pay all costs and expenses, including court costs and reasonable attorneys’ fees, incurred by Lender in enforcing payment and performance of the Obligation or in exercising the rights and remedies of Lender hereunder. Such court costs and attorneys’ fees shall be set by the court and not by jury, shall be included in any judgment obtained by Lender, shall be secured by all security documents securing the Obligation, and shall be guaranteed by any guarantees relating to all or any portion of the Obligation.

15. Waiver; Rights and Remedies Cumulative. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies hereunder are cumulative and may be exercised by Lender either independently of or concurrently with any other right, power or remedy contained herein or in any writing executed in connection with the Obligation.

16. Financing Statement; Governing Law. A carbon, photographic or other reproduced copy of this Assignment and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. This Assignment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Illinois and applicable federal laws, rules and regulations.

17. Construction of Agreement. This Assignment shall apply to the parties hereto according to the context hereof, without regard to the number or gender of words or expressions used herein. The captions of paragraphs in this Assignment are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Assignment or the provisions of such paragraphs. This Assignment shall be construed as a whole, in accordance with the fair meaning of its language, and, as each party has been represented by legal counsel of its choice or deliberately chosen not to be so represented, in the negotiation of this Assignment, neither this Assignment nor any provision thereof shall be construed for or against either party by reason of the identity of the party drafting the same. As used in this Assignment, the term(s): (a) “include” or “including” shall mean without limitation by reason of enumeration; and (b) “herein,” “hereunder,” “hereof,” “hereinafter” or similar terms refer to this Assignment as a whole rather than to any particular paragraph.

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SIGNATURE PAGE TO ASSIGNMENT OF

DEVELOPMENT AGREEMENT GIVEN BY

TNP SRT CONSTITUTION TRAIL, LLC

TO AMERICAN NATIONAL INSURANCE COMPANY

MAKER:

TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ James Wolford
		Name:	James Wolford
		Title:	CFO

STATE OF ______________	)
	)	ss
COUNTY OF ____________	)

On this              day of                     , 2011, before me, a Notary Public within and for said County, personally appeared                     , to me personally known, who, being by me duly sworn, did acknowledge before me that                      as                      of TNP Strategic Retail Trust, Inc., a Maryland corporation, as general partner of TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, as sole member of TNP SRT Constitution Trail, LLC, a Delaware limited partnership, who subscribed to the foregoing instrument as such                      appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said company for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this              day of             , 2011.

NOTARY PUBLIC

(SEAL)